Exhibit 10.30.3

AMENDMENT NO. 3 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”) is made as of February 17, 2015, by and among loanDepot.com, LLC, a Delaware limited liability company (the “Company”), U.S. Bank National Association, as the paying agent (the “Paying Agent”) and the securities intermediary, and the persons and entities named on the Schedule of Lenders attached hereto as Schedule A, as such Schedule of Lenders may be updated from time to time in accordance with the terms hereof (individually, a “Lender” and collectively, the “Lenders”), and this Amendment constitutes an amendment to the Credit Agreement (as the same has heretofore been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of October 18, 2013 by and among the Company, the Paying Agent and the and the persons and entities named on the Schedule of Lenders attached thereto as Schedule A. Certain capitalized and other terms used in this Agreement are defined in Schedule B to the Credit Agreement.

WHEREAS, the Company, the Paying Agent and the Lenders previously entered into Amendment No. 1 to the Credit Agreement, dated as of June 13, 2014 and Amendment No. 2 to the Credit Agreement, dated as of December 31, 2014 (“Amendment No. 2”), and such parties now wish to amend the Credit Agreement further.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and in the Financing Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Credit Agreement, effective as of January 1, 2015 (the “Amendment Effective Date”) as follows:

1. Defined Terms. The defined terms contained in Schedule B to the Credit Agreement shall be amended as set forth below.

(a) Advance Rate. The definitions set forth below are hereby amended and restated in their entirety to read as follows:

“Advance Rate” means:

(i) from the Closing Date through the Calculation Date in January 2014, 85%,

(ii) from the day after the Calculation Date in February 2014 through the Calculation Date in April 2014, 80%,

(iii) from the day after the Calculation Date in April 2014 through the Calculation Date in May 2014, 75%,

(iv) from the day after the Calculation Date in May 2014 through the Calculation Date in August 2014, 85%,

(v) from the day after the Calculation Date in August 2014 through the Calculation Date in January 2015, (A) 80% if the

Consolidated Leverage is equal to or less than 6.5:1, (B) 75% if Consolidated Leverage is greater than 6.5:1 but equal to or less than 7.0:1, or (C) 65% if the Consolidated Leverage is greater than 7.0:1 but equal to or less than 8.0:1, and

(vi) for each Borrowing Base Period thereafter, the Selected Advance Rate specified by the Company in accordance with Section 7.1(e) (as the same may be adjusted pursuant to Section 7.1(f)).

“Make-Whole Amount” means the sum of the individual present values of the remaining interest payments discounted at the applicable one-month forward LIBOR rate as of the date of the calculation through the Maturity Date on the amount prepaid; provided, that the remaining interest payments shall be assumed for this purpose to be payable at the rate of 11.0% per annum.

“Minimum Tangible Net Worth” means, with respect to the Company (a) on any day prior to April 1, 2014, $100,000,000 (the “Original Tangible Net Worth”); (b) on any day from April 1, 2014 through March 31, 2015, the sum of (i) the Original Tangible Net Worth and (ii) the product of (A) 70% and (B) an amount equal to the excess of the net income of the Company from the fourth fiscal quarter of the 2013 fiscal year over Tax Distributions related to the 2013 fiscal year (to the extent that such Tax Distributions did not reduce the amount of net income of the Company); (c) on any day from April 1, 2015 through March 31, 2016, $143,000,000; provided, that the “Minimum Tangible Net Worth” shall increase above $143,000,000 annually, beginning on April 1, 2016, by the product of (A) 70% and (B) an amount equal to the excess of the net income of the Company from the prior fiscal year over Tax Distributions related to such fiscal year (to the extent that such Tax Distributions did not reduce the amount of net income of the Company). In making the calculations of net income for the purpose set forth in the preceding sentence, “earn out” payments to sellers of assets or stock to the Company in connection with any acquisition or other investment shall be treated as an expense of the Company.

(b) The following definitions shall be added in their entirety to Schedule B in appropriate alphabetical order:

“2A Certificate” means the certificate of a Senior Financial Officer of the Company in the form of Exhibit 2A that is required to be delivered by the Company no later than one Business Day after each Calculation Date pursuant to Section 7.1(c)(1)(i).

“2B Certificate” means the certificate of a Senior Financial Officer of the Company in the form of Exhibit 2B that is required to be delivered by the Company no later than the last day of the calendar month following each Calculation Date pursuant to Section 7.1(c)(2)(i).

“Advance Rate Initial Notice” has the meaning specified in Section 7.1(e).

“Applicable Interest Rate” means, with respect to an Interest Accrual Period (or a portion thereof, as contemplated by Sections 7.1(f) and 7.1(g)), a per annum rate equal to (i) 11.0% for each Interest Accrual Period prior to the Interest Accrual Period ending in January, 2015, and (ii) for each such Interest Accrual Period (or portion thereof) thereafter, (A) 11.0% if the Advance Rate for the related Borrowing Base Period is less than or equal to 75.0%; (B) 12.0% if the Advance Rate for the related Borrowing Base Period is greater than 75.0% but less than or equal to 85.0%; or (C) 12.75% if the Advance Rate for the related Borrowing Base Period is greater than 85.0% but less than or equal to 90.0%.

“Borrowing Base Period” means the period from the day following a Calculation Date to the next succeeding Calculation Date (the “later Calculation Date”). A Borrowing Base Period is “related” to (i) the later Calculation Date, (ii) the Interest Accrual Period that ends on the day before such later Calculation Date, and (iii) the 2A Certificate that is delivered on the Business Day following such later Calculation Date.

“Final Applicable Interest Rate” means, with respect to an Interest Accrual Period, (a) if no Rate Reset Event has occurred with respect to such Interest Accrual Period, the related Applicable Interest Rate, or (b) if a Rate Reset Event has occurred with respect to such Interest Accrual Period, the weighted average of the Applicable Interest Rate deemed to be in effect prior to the related Reset Date and the Applicable Interest Rate deemed to be in effect commencing on such Reset Date (weighted on the basis of the number of days each such rate was in effect).

“Rate Reset Event” has the meaning specified in Section 7.1(f).

“Relevant Consolidated Leverage Ratio” means, with respect to a Selected Advance Rate to be specified by the Company to take effect on a Calculation Date, the Consolidated Leverage Ratio of the Company as of the last day of the calendar month immediately preceding such Calculation Date.

“Reset Cure Date” has the meaning specified in Section 7.1(g).

“Reset Date” means, with respect to a Calculation Date in respect of which a Rate Reset Event has occurred, the last day of the calendar month immediately preceding such Calculation Date.

“Selected Advance Rate” has the meaning specified in Section 7.1(e).

“Tier 1” means a Relevant Consolidated Leverage Ratio that is less than or equal to 6.50:1 (unless the Company made a Restricted Payment during the calendar month ending on the date as of which such Relevant Consolidated Ratio was determined, in which case it means a Relevant Consolidated Leverage Ratio that is less than or equal to 5.50:1).

“Tier 1+” means a Relevant Consolidated Leverage Ratio that is less than or equal to 6.50:1 but higher than 6.25:1 (unless the Company made a Restricted Payment during the calendar month ending on the date as of which such Relevant Consolidated Ratio was determined, in which case it means a Relevant Consolidated Leverage Ratio that is less than or equal to 5.50:1 but higher than 5.25:1).

“Tier 2” means a Relevant Consolidated Leverage Ratio that is greater than 6.50:1 but not greater than 7.25:1 (unless the Company made a Restricted Payment during the calendar month ending on the date as of which such Relevant Consolidated Ratio was determined, in which case it means a Relevant Consolidated Leverage Ratio that is greater than 5.50:1 but not greater than 6.25:1).

“Tier 2+” means a Relevant Consolidated Leverage Ratio that is greater than 7.00:1 but not greater than 7.25:1 (unless the Company made a Restricted Payment during the calendar month ending on the date as of which such Relevant Consolidated Ratio was determined, in which case it means a Relevant Consolidated Leverage Ratio that is greater than 6.0:1 but not greater than 6.25:1).

“Tier 3” means a Relevant Consolidated Leverage Ratio that is greater than 7.25:1 but not greater than 8.00:1 (unless the Company made a Restricted Payment during the calendar month ending on the date as of which such Relevant Consolidated Ratio was determined, in which case it means a Relevant Consolidated Leverage Ratio that is greater than 6.25:1 but not greater than 7.00:1).

2. Revisions to Credit Agreement. The Credit Agreement shall be further revised as follows:

(a) The following shall be added as new sections 7.1(e), 7.1(f) and 7.1(g) of the Credit Agreement:

(e) Initial Rate Determination – At the time of each delivery of a 2A Certificate, the Company shall also deliver a notice (a “Rate Determination Initial Notice”) that specifies (1) the Company’s estimate, as of the date of such 2A Certificate, of the Relevant Consolidated Leverage Ratio, (2) the percentage that the Company designates as the Advance Rate to be in effect for the related Borrowing Base Period (such rate for such period, subject to later adjustment as provided in Section 7.1(f), the “Selected Advance Rate”), and (3) the Applicable Interest Rate for the related Interest Accrual Period. The Selected Advance Rate shall be a percentage that is greater than zero, but:

(i) if the Relevant Consolidated Leverage Ratio is in Tier 3, shall not exceed 75.0%;

(ii) if the Relevant Consolidated Leverage Ratio is in Tier 2, shall not exceed 85.0%; and

(iii) if the Relevant Consolidated Leverage Ratio is in Tier 1, shall not exceed 90.0%.

(f) Rate Determination Update – Prior to the preparation and delivery of each 2B Certificate, the Company shall determine (x) if the actual Relevant Consolidated Leverage Ratio to be reported in such 2B Certificate exceeded the estimated Relevant Consolidated Leverage Ratio reported in the Rate Determination Initial Notice for the most recent Calculation Date, and (y) if so, whether the Selected Advance Rate designated by the Company for the related Borrowing Base Period was higher than would have been permitted under Section 7.1(e) based upon such actual Relevant Consolidated Leverage Ratio (the occurrence of both of the foregoing events being a “Rate Reset Event”). If a Rate Reset Event has occurred, then at the time of delivery of the related 2B Certificate, the Company shall also deliver a notice (a “Rate Determination Update”) that specifies:

(1) the actual Relevant Consolidated Leverage Ratio as of the preceding calendar month end;

(2) the revised Selected Advance Rate (which shall be the highest possible percentage determined in accordance with the criteria specified in the last sentence of Section 7.1(e), but using such actual Relevant Consolidated Leverage Ratio) for the portion of the related Borrowing Base Period that commenced on the Reset Date;

(3) the Borrowing Base Deficiency, if any, that would have been deemed to exist as a result of such revised Selected Advance Rate, and the means by which the Company will cure such Borrowing Base Deficiency; and

(4) the revised Applicable Interest Rate for the period from the related Reset Date until the last day of such Interest Accrual Period, as well as the related Final Applicable Interest Rate for such Interest Accrual Period.

(g) Effect of Rate Reset Event – If a Rate Reset Event has occurred, then:

(1) on the first day of the calendar month following the related Calculation Date (the “Reset Cure Date”), the Company shall cure any Borrowing Base Deficiency that would have been deemed to exist as a result of such Rate Reset Event, using either of the means permitted by Section 8.3(a);

(2) the revised Applicable Interest Rate shall be deemed to have been in effect for the period from the Reset Date until the end of the related Interest Accrual Period; and

(3) the Company shall pay any incremental interest deemed to accrue on the Loans in accordance with clause (y) in the third sentence of Section 8.1.

(b) Section 8.1 of the Credit Agreement shall be revised by inserting the following sentence immediately after the second sentence of such Section:

In addition, (x) on each Payment Date on or after February 19, 2015, to the extent that the Applicable Interest Rate (the “initial Applicable Interest Rate”) specified in the most recent Rate Determination Initial Notice exceeds 11.0% per annum, the Company shall pay additional interest accrued on the Loans on each day during the preceding Interest Accrual Period on the unpaid balance of the Loans at a per annum rate equal to such initial Applicable Interest Rate minus 11.0% and (y) on each Payment Date following a Rate Reset Event, to the extent the Final Applicable Interest Rate for the Interest Accrual Period (the “earlier Interest Accrual Period”) preceding the Interest Accrual Period ending on such Payment Date exceeded the initial Applicable Interest Rate for such earlier Interest Accrual Period, the Company shall pay additional interest accrued on the Loans during such earlier Interest Accrual Period at a per annum rate equal to such Final Applicable Interest Rate minus such initial Applicable Interest Rate.

(c) Section 10.7 of the Credit Agreement shall be revised to read in its entirety as follows:

Section 10.7 Minimum Tangible Net Worth. The Company shall not permit the Tangible Net Worth of the Company to be less than the Minimum Tangible Net Worth.

(d) Section 10.8 of the Credit Agreement shall be revised to read in its entirety as follows:

Section 10.8 Minimum Cash Balance. On each Calculation Date, the Company shall not permit the sum of (a) the Non-Restricted Cash of the Company, (b) the value of the Company’s equity and haircuts in respect of financing facilities and (c) the Company’s short term investments, to be less than (i) $40,000,000, if either (A) the Consolidated Leverage Ratio is in Tier 2+ and the Selected Advance Rate is greater than 75.0% or (B) the Consolidated Leverage Ratio is in Tier 1+ and the Selected Advance Rate is greater than 85.0% or (ii) $35,000,000, otherwise.

(e) The following clauses in Section 11 of the Credit Agreement shall be revised to read in their entirety as follows:

(a) the Company shall fail to cure a Borrowing Base Deficiency on a Payment Date in accordance with Section 8.3(a) or on a Reset Cure Date in accordance with Section 7.1(g)(1), or shall fail to pay the Paying Agent any interest or fees on the Loans when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

(k) the fair market value of all of the servicing rights owned by the Company is greater than 85% of the Tangible Net Worth;

(f) The first paragraph of the form of Promissory Note attached as Exhibit 1 to the Credit Agreement shall hereby be deemed and agreed for all purposes to be amended by adding the following sentence after the first sentence of the first paragraph (and, upon request of any Lender and the tender of such Lender’s existing Promissory Note, the Company will execute and deliver to such Lender a revised Promissory Note reflecting the language specified herein and otherwise conforming to such existing Promissory Note):

In addition, (x) on each Payment Date on or after February 19, 2015, to the extent that the Applicable Interest Rate (the “initial Applicable Interest Rate”) specified in the most recent Rate Determination Initial Notice exceeds 11.0% per annum, the Company shall pay additional interest accrued on the Loans on each day during the preceding Interest Accrual Period on the unpaid balance of the Loans at a per annum rate equal to such initial Applicable Interest Rate minus 11.0% and (y) on each Payment Date following a Rate Reset Event, to the extent the Final Applicable Interest Rate for the Interest Accrual Period (the “earlier Interest Accrual Period”) preceding the Interest Accrual Period ending on such Payment Date exceeded the initial Applicable Interest Rate for such earlier Interest Accrual Period, the Company shall pay additional interest accrued on the Loans during such earlier Interest Accrual Period at a per annum rate equal to such Final Applicable Interest Rate minus such initial Applicable Interest Rate.

3. Amendment No. 2. Section 2(a) of Amendment No. 2 shall cease to be effective as of the Amendment Effective Date.

4. Full Force and Effect. Except as expressly amended or modified hereby, each term, provision, Annex, Exhibit and Schedule of the Credit Agreement is hereby ratified and confirmed and will and does remain in full force and effect.

5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

7. Descriptive Headings. Descriptive headings of the Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

8. Authorization. By their execution of this Amendment, each of the undersigned hereby agrees that this Amendment serves as prior notice and written consent under the Financing Documents with respect to each of the actions contemplated by this Amendment and a waiver of any prior notice requirement with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

LOANDEPOT.COM, LLC

By:	/s/ Jon C. Frojen
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Paying Agent

By:	/s/ Melissa A. Rosal
Name:
Title:

MAGNETAR CONSTELLATION FUND II, LTD
MAGNETAR CONSTELLATION MASTER FUND, LTD
MAGNETAR XING HE MASTER FUND LTD
MAGNETAR SC FUND LTD each as a Lender

By: Magnetar Financial LLC, its investment manager

By:	/s/ Karl Wachter
Name:
Title:

BLUEMOUNTAIN CREDIT OPPORTUNITIES MASTER FUND I, L.P.
BLUEMOUNTAIN KICKING HORSE FUND, L.P.
BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF
BLUEMOUNTAIN STRATEGIC MASTER FUND L.P. each as a Lender

By BlueMountain Capital Management, LLC, its investment manager

By:	/s/ Kyle Brady
Name:	Kyle Brady
Title:	Assistant General Counsel